EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Catharine S. Bower, Communications Manager
610.369.6618
catharine.bower@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

BOYERTOWN, Pa. – November 5, 2009 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it will present its third quarter financial performance and major strategic initiatives at the 2009 Sandler O’Neill & Partners, L. P. East Coast Financial Services Conference in Palm Beach, Florida, November 12-13, 2009.  National Penn and other participating financial services companies will address an audience of institutional investors, investment firm analysts and portfolio managers.

National Penn’s presentation will be on Thursday, November 12th at 7:10 a.m. Eastern Time. (see “How to Access the Presentation” below).

The speakers at National Penn’s presentation will be Glenn E. Moyer, president and CEO; Scott V. Fainor, chief operating officer; and Michael J. Hughes, chief financial officer.  A brief question and answer session will follow the presentation.

How to Access the Presentation
National Penn’s presentation will be available live over the Internet on November 12, 2009 at 7:10 a.m. Eastern Time.  Listeners should log on to National Penn’s Website at www.nationalpennbancshares.com and choose the “Sandler O’Neill Financial Services Conference” link located on the home page.

An audio conference is available on November 12, 2009 at 7:10 a.m. by calling:  617-614-3670,  passcode: Session One.   For those unable to participate in the live Webcast, the archived Webcast will be available for 30 days beginning November 13.

About National Penn Bancshares, Inc.:
National Penn Bancshares, Inc., with $9.7 billion in assets, is the fourth largest bank holding company based in Pennsylvania.  In addition, wealth assets under administration or management amount to $8.5 billion.

Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions. National Penn also has two offices in Delaware through its wholly-owned subsidiary Christiana Bank & Trust Company.

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National Penn’s financial services affiliates consist of National Penn Investors Trust Company; National Penn Capital Advisors, Inc.; Vantage Investment Advisors, LLC; Institutional Advisors LLC; National Penn Leasing Company; National Penn Insurance Services Group, Inc.; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

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